UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024

Myomo, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St., 4th Floor Boston, MA		02114
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (617) 996-9058

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2024, Myomo, Inc. (the “Company”) entered into a lease with NDB Property Owner 1, L.P. (the “Landlord”), for approximately 36,208 square feet of office, research and development and light manufacturing space located in Burlington, MA (the “Lease”). The space will serve as the Company’s new corporate headquarters and manufacturing facility, which the Company expects to begin occupying by the end of 2024.

The Lease is subject to fixed monthly rent, commencing six months after the Landlord delivers the initial 28,705 square feet of space, expected on November 15, 2024. The remaining 7,503 square feet is expected to be available for occupancy after June 1, 2025. Under the terms of the Lease, rent will be $96,250 per month for the first year of the Lease; $98,542 per month for months 13 – 18; $125,417 per month for months 19 – 24; $128,333 per month for year 3 of the Lease; $135,780 per month for year 4 of the Lease; $138,797 per month for year 5 of the Lease; $141,815 per month for year 6 of the Lease; $144,832 per month for year 7 of the Lease; and $147,849 per month for year 8 of the Lease. In addition to fixed rent, the Company must also pay its ratable share of taxes, maintenance and other operating expenses. The term of the Lease is approximately 88 months following the rent commencement date. The Company has the option to extend the Lease for an additional five years, subject to certain conditions being satisfied. The Lease also includes a tenant improvement allowance of $700,000. In connection with the signing of the Lease, the Company issued a letter of credit for $375,000 to the Landlord, which is cash collateralized in the same amount.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01.

(d) Exhibits

Exhibit No.	Description
10.1	Lease Agreement, dated August 9, 2024, by and between the Registrant and NDB Property Owner 1. L.P.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date:	August 13, 2024	By:	/s/ David A. Henry
David A. Henry Chief Financial Officer